UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2018

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Intrepid Potash, Inc. held its 2018 annual meeting of stockholders on June 5, 2018. There were 131,091,493 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting, stockholders present in person or by proxy voted on the following matters:

1.              Stockholders elected two Class I directors to our Board of Directors to serve three-year terms expiring at our 2021 annual meeting of stockholders, based on the following votes:

	Terry Considine	Chris A. Elliott
For	69,591,792	72,644,996
Against	4,007,205	953,043
Abstain	28,737	29,695
Broker Non-Votes	19,534,885	19,534,885

2.              Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2018, based on the following votes:

For	91,975,052
Against	962,681
Abstain	224,886
Broker Non-Votes	N/A

3.              Stockholders approved, on an advisory basis, our executive compensation, based on the following votes:

For	71,949,579
Against	536,957
Abstain	1,141,198
Broker Non-Votes	19,534,885

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: June 7, 2018	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary